UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 11, 2005

CORNERSTONE REALTY FUND, LLC

(Exact name of registrant as specified in its charter)

California	333-76609	33-0827161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4590 MacArthur Blvd., Suite 610
 Newport Beach, California 92660

(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 –Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)           On October 11, 2005, Sharon C. Kaiser was elected as the Chief Financial Officer of Cornerstone Ventures, Inc.  Cornerstone Ventures, Inc. is the managing member of Cornerstone Industrial Properties, LLC.  Cornerstone Industrial Properties, LLC is the managing member of the registrant.  Ms. Kaiser, age 61, is responsible for finance, accounting, MIS, human resources and administrative functions.  Prior to joining Cornerstone, Ms. Kaiser was Director of Financial Operations for Westfield America, Inc., an owner, manager and developer of regional shopping centers with $9 billion of assets and the American subsidiary of one of largest listed retail REITs in the world with $25 billion in assets.  From 1999 to 2002, Ms. Kaiser served as Chief financial Officer of The StayWell Company, a subsidiary of Vivendi Universal, and from 1995 to 1999, she served as Chief Financial Officer and Senior Vice President of HemaCare Corporation, a publicly-traded biomedical company.  Her responsibilities included financial accounting and reporting, information technology, investor relations and human resources, as well as strategic planning and acquisition due diligence and investigation.

Section 8 –Other Events

Item 8.01  Other Events

On August 18, 2005, the registrant completed its current public offering of limited liability company interests.  As of August 18, 2005, the registrant has raised $50,000,000 from the sale of publicly registered limited liability company interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY FUND, LLC

	By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC
Its Managing Member

		By:	CORNERSTONE VENTURES, INC.
Its Manager

			By:	/s/ TERRY G. ROUSSEL
Terry G. Roussel, President

Dated: October 12, 2005